UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 29, 2010

THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Oregon (State of Incorporation)	93-0816972 (I.R.S. Employer Identification No.)
One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035
(Address of principal executive offices) (Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On April 29, 2010, WL Ross-Greenbrier Rail I LLC (“Rail I”), created for the purpose of acquiring railcar assets in North America to be exclusively managed by subsidiaries of The Greenbrier Companies, Inc. (the “Company”), acquired a lease portfolio of nearly 4,000 railcars valued at approximately $230 million. Rail I is owned by affiliates of Wilbur J. Ross, Jr., a director of the Company, and WLR IV Parallel ESC, L.P. (“Parallel Fund”) and WLR Recovery Fund IV, L.P. (“Fund IV”), the holders of warrants to acquire 3,377,907, or approximately 16.5%, of our outstanding common stock, as described more fully below.
     In connection with the acquisition of the lease portfolio of nearly 4,000 railcars, on April 29, 2010, Greenbrier Leasing Company LLC (“GLC”) and Greenbrier Management Services, LLC (“GMS”), subsidiaries of the Company, entered into certain agreements with affiliates of Wilbur J. Ross, Jr., Parallel Fund and Fund IV: a Contract Placement Agreement, Advisory Services Agreement, a Syndication Agreement, a Railcar Remarketing and Management Agreement and Line of Credit Participation Letter Agreement.
     Pursuant to a Contract Placement Agreement between WLR-Greenbrier Rail Inc. (“WLR Inc.”) and GLC, GLC paid WLR Inc. a fee of approximately $6 million as an inducement to cause WLR Inc., or WLR Inc. to cause its affiliates, to enter into an Advisory Services Agreement, a Syndication Agreement, a Railcar Remarketing and Management Agreement and Line of Credit Participation Letter Agreement.
     Under the Railcar Remarketing and Management Agreement (the “Management Agreement”) GMS was appointed exclusive manager and remarketer of the portfolio of railcars, and will receive a management fee to be set forth in agreed upon supplements to the Management Agreement. Pursuant to the initial supplement for the nearly 4,000 railcars, GMS will receive a management fee equal to a percentage of gross revenues generated by the railcar leases and gross proceeds from the sale of railcars. Unless terminated earlier in certain circumstances, each supplement terminates on either the date set forth in the supplement or when all railcars under the Supplement are disposed. The term of the initial supplement is 25 years. GLC has provided a performance guaranty for performance of GMS under the Management Agreement. GMS previously provided limited management services for approximately 2,500 of such 4,000 railcars.
     Under the Syndication Agreement GLC was appointed as the exclusive agent for the purpose of seeking investors to purchase an interest in a portion of WLR Inc.’s interest in, or newly issued equity interests of, WLR Inc.’s subsidiary, WL Ross Greenbrier Rail Holdings I LLC (“Holdings”), the parent corporation of Rail I. In return, GLC will receive a fee customary in the industry to be mutually agreed upon by the parties. The term of the Syndication Agreement continues until the earlier of liquidation or dissolution of Holdings, any sale of all of WLR Inc.’s interest in Holdings or any foreclosure by the senior lenders on the assets of Rail I.
     Under the Advisory Services Agreement GLC was appointed as an exclusive consultant to WLR Inc. to provide WLR Inc. advice with respect to the railcar industry, including the railcar leasing industry and other matters. GLC shall receive incentive compensation equal to a percentage, which may increase in certain circumstances, of the distributions of Holdings to WLR Inc. related to the performance of the railcar leasing portfolios owned by its subsidiaries. In addition, GLC is entitled to a success fee payable upon closing of an issuance, sale or other transfer of any interests of Holdings or Rail I to a third-party equal to a percentage of the amount paid by such third party for the interest, less certain expenses. The term of the agreement continues until the sale, liquidation or dissolution of Holdings and Rail I. WLR Inc. may also engage GLC to assist with refinancing indebtedness of Rail I in which case GLC shall be appointed as the exclusive consultant.
     Under the Line of Credit Participation Letter Agreement GLC has the right to participate in up to $2.625 million of funding under the line of credit extended by WLR Inc. to Rail I in the future.
     The transactions described herein are considered related party transactions. Parallel Fund and Fund IV are shareholders of WLR Inc. Wilbur L. Ross, Jr., a member of the Board of Directors of the Company, is the managing member of El Vedado, LLC, the general partner of WL Ross Group, L.P., which in turn is the managing member of WLR Recovery Associates IV LLC, the general partner of Fund IV. Mr. Ross is the Chief Executive Officer of Invesco Private Capital, Inc., the managing member of Invesco WLR IV Associates LLC, which is in turn the general partner of Parallel Fund. Mr. Ross and Wendy Teramoto, a member of the Company’s Board of Directors, are executive officers of WL Ross & Co. LLC and other of its affiliates, including WLR Inc., Rail I and Holdings. On June 10, 2009, WL Ross & Co. LLC and other of its affiliates extended a secured term loan to the Company in an amount equal to $75 million, which is due on June 10, 2012.
     WLR Inc. and the Company intend to seek additional opportunities to acquire railcar lease portfolios utilizing this structure.
     The exact dollar value of the above transactions cannot readily be determined as it is based on a number of variables that have not yet been achieved or measured.
     On April 28, 2010, the above transactions were approved by a majority of the disinterested and independent directors of the Company’s Board of Directors which found that the financial terms of the above transactions are no less favorable to the Company, GLC and GMS, as applicable, than those which could be obtained at the time of the transactions in an arm’s-length transaction with a person that is not an affiliate of the Company. The Board of Directors received a fairness opinion from an independent appraisal firm that the financial terms of the transactions in the aggregate, including the consideration paid by GLC in relation to the benefits received, are fair to the Company, including GLC and GMS.
     Certain confidential commercial and financial information regarding the agreements described above has been omitted and such information and agreements have been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     The foregoing descriptions of the agreements above are not complete and are qualified in their entirety by reference to the text of the agreements attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 to this Form 8-K and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1	Railcar Remarketing and Management Agreement among Greenbrier Management Services, LLC and WL Ross-Greenbrier Rail I LLC dated as of April 29, 2010*

10.2	Advisory Services Agreement between Greenbrier Leasing Company LLC and WLR-Greenbrier Rail Inc. dated as of April 29, 2010*

10.3	Contract Placement Agreement between Greenbrier Leasing Company LLC and WLR-Greenbrier Rail Inc. dated as of April 29, 2010*

10.4	Syndication Agreement between Greenbrier Leasing Company LLC and WLR-Greenbrier Rail Inc. dated as of April 29, 2010

10.5	Line of Credit Participation Letter Agreement between Greenbrier Leasing Company LLC and WLR-Greenbrier Rail Inc. dated as of April 29, 2010*

10.6	Guaranty of Greenbrier Leasing Company LLC dated as of April 29, 2010

*	Certain confidential information contained in these Exhibits was omitted by means of redacting a portion of the text and replacing it with brackets and asterisks ([***]). These Exhibits have been filed separately with the SEC without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
Date: May 3, 2010	By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX
10.1	Railcar Remarketing and Management Agreement among Greenbrier Management Services, LLC and WL Ross-Greenbrier Rail I LLC dated as of April 29, 2010

10.2	Advisory Services Agreement between Greenbrier Leasing Company LLC and WLR-Greenbrier Rail Inc. dated as of April 29, 2010*

10.3	Contract Placement Agreement between Greenbrier Leasing Company LLC and WLR-Greenbrier Rail Inc. dated as of April 29, 2010*

10.4	Syndication Agreement between Greenbrier Leasing Company LLC and WLR-Greenbrier Rail Inc. dated as of April 29, 2010

10.5	Line of Credit Participation Letter Agreement between Greenbrier Leasing Company LLC and WLR-Greenbrier Rail Inc. dated as of April 29, 2010*

10.6	Guaranty of Greenbrier Leasing Company LLC dated as of April 29, 2010

*	Certain confidential information contained in these Exhibits was omitted by means of redacting a portion of the text and replacing it with brackets and asterisks ([***]). These Exhibits have been filed separately with the SEC without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.